UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the private placement of up to 100,000,000 shares of our Common Stock, par value $0.001 (“Shares”) to selected accredited investors for an aggregate amount of $4,000,000, or $0.04 per share of Common Stock (“Share”) (the “Offering”), we conducted two (2) additional closings in June 2016 (with latter closing on June 30, 2016) pursuant to which we executed and accepted subscription agreements for the sale of an aggregate of 11,875,000 Shares for an aggregate purchase price of $475,000 to three (3) accredited investors. The purchase price of (a) $450,000 for 11,250,000 Shares was paid in the form of cash and (b) $25,000 for 625,000 Shares was received for the settlement of outstanding accounts payable. The Shares offered and sold in the Offering have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Shares were offered and sold to the accredited investors in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,

A Nevada Corporation

Dated: August 12, 2016                                                 /s/ Ronald F. Dutt

Ronald F. Dutt, Chief Executive Officer and Interim Chief Financial Officer